UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) August 12, 2004


                          Scores Holding Company Inc.
             (Exact name of registrant as specified in its charter)

            Utah                       0-16665               87-0426358
(State or Other Jurisdiction   (Commission File Number)    (IRS Employer
    of Incorporation)                                    Identification No.)


               533-535 West 27th St., New York, NY      10001
            (Address of Principal Executive Offices)  (Zip Code)


       Registrant's telephone number, including area code: (212) 868-4900


                                 Not applicable
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 and Item 8.01 Entry Into a Material Definitive Agreement and Other
Events

      On August 12, 2004, Scores Holding Company Inc., a Utah corporation ("Scores"), SCRH Acquisition Corp., a New York corporation and a wholly-owned subsidiary of Scores, and Aciem Management, Inc., a New York corporation ("ACMI") entered into an Agreement and Plan of Merger (the "Merger Agreement"). The merger contemplated by the Merger Agreement (the "Merger") was also completed on August 23, 2004. As a result of the Merger, ACMI became a wholly-owned subsidiary of Scores and all outstanding shares of ACMI's capital stock held by its sole stockholder were converted into shares of Scores common stock. ACMI is a private, development stage company formed to provide operational support to owners of adult entertainment clubs.

      Immediately prior to the Merger, ACMI entered into a Convertible Debenture Purchase Agreement (the "Purchase Agreement"), dated as of August 12, 2004, with HEM Mutual Assurance LLC, an accredited investor located in Minnesota ("HEM") and Highgate House LLC, an accredited investor located in Minnesota ("Highgate"), pursuant to which it sold and issued convertible debentures to HEM and Highgate in an aggregate principal amount of up to $500,000 in a private placement pursuant to Rule 504 of Regulation D under the Securities Act of 1933, as amended. Four debentures in the aggregate principal amount of $250,000 were issued for gross proceeds of $250,000 in cash (the "Initial Debentures") and two additional debentures in the aggregate principal amount of $250,000 (the "Contingent Debenture" and collectively with the Initial Debentures, the "Debentures") were issued in exchange for two promissory notes from HEM and Highgate in the principal amount of $250,000 (the "Note"). Each of the Debentures has a maturity date of August 11, 2009, subject to earlier conversion or redemption pursuant to its terms, and bears interest at the rate of 1.5% per year, payable in cash or shares of common stock at the option of the holder of the Debentures. As a result of the Merger, Scores has assumed the rights and obligations of ACMI in the private placement, including the gross proceeds raised through the sale of the Debentures, the Note issued by HEM and Highgate to ACMI, and ACMI's obligations under the Debentures and the Purchase Agreement. Further, in contemplation of the Merger, Scores entered into Amendment No. 1 to the Acquisition Agreement (the "Amendment"), with Go West Entertainment, Inc., Richard Goldring, Elliot Osher and William Osher on August 12, 2004. The Amendment provides that Scores may issue more shares of its common stock without consideration to maintain William Osher's 8.8% share interest in Scores, Elliot Osher's 8.8% share interest in Scores and Richard Goldring's 46% share interest in Scores and provides protection to the ownership of the Scores' intellectual property assets.

      As a result of the Merger, $230,000 in principal amount of the Initial Debentures are now convertible into unrestricted shares of Scores common stock (the "Common Stock") at a conversion price that is the lesser of US$0.10 or one hundred percent (100%) of the average of the closing bid price for five (5) trading days ("Market Price") immediately prior to closing; or fifty percent (50%) of the average for the three (3) lowest closing bid prices in the forty
(40) days immediately preceding conversion. $20,000 in principal amount of the Initial Debentures is now convertible into unrestricted shares of Common Stock at a conversion price $0.01 per share.

      The $250,000 Contingent Debenture may not be converted, does not accrue interest, and is not subject to repayment at maturity unless and until (i) HEM and Highgate elect to fund the Contingent Debenture; (ii) a sufficient number of shares of Common Stock are then held in escrow to cover at least 200% of the number of shares that would then be necessary to satisfy the full conversion of all then outstanding converted Debentures; and (iii) the Note has been paid in full by HEM and Highgate. The Note becomes payable in full by HEM and Highgate to Scores as soon as the Contingent Debenture becomes convertible and subject to repayment as described above. If and when the Contingent Debenture becomes convertible, it will be convertible into unrestricted shares of Scores Common Stock at a conversion price that is the lower of $0.125 or fifty percent (50%) of the average of the three lowest closing per share bid prices for the Common Stock during the 40 trading days prior to conversion.

      The conversion price and number of shares of Common Stock issuable upon conversion of the Debentures is subject to adjustment for stock splits and combinations and other dilutive events. To satisfy its conversion obligations under the Debentures, Scores has placed 60,000,000 shares of Common Stock into escrow for potential issuance to HEM and Highgate upon conversion of the Debentures.

      The Debentures may never be converted into an aggregate of more than 10,000,000 shares of Common Stock unless Scores elects to increase the number of shares held in escrow. If the conversion rate of the Debentures would require Scores to issue more than an aggregate of 10,000,000 shares of Common Stock upon conversion of the Debentures and Scores has not elected to increase the number of shares held in escrow, Scores will be required to redeem the unconverted amount of the Debentures for 125% of the principal amount thereof, plus accrued and unpaid interest.

      In addition, the Debentures may not be converted if after such conversion the holder would beneficially own more than 5% of Scores's then outstanding Common Stock, unless the holder waives this limitation by providing Scores 75 days prior notice.

      Scores has the right to redeem the Debentures, in whole or in part, at any time on 30 days advanced notice for 135% of the principal amount of the outstanding Debentures being redeemed, plus accrued and unpaid interest. In addition, if at any time any of the Debentures are outstanding, Scores receives debt or equity financing in an amount equal to or exceeding Five Million Dollars ($5,000,000) in a single transaction or series of related transactions (excluding any portion of such financing consisting of forgiveness of debt or other obligations), Scores is required to redeem the Debentures (including the Contingent Debenture) for 150% of the amount of the then outstanding Debentures, less the amount of the Note if not then repaid. If trading in the Common Stock is suspended (other than suspensions of trading on such market or exchange generally or temporary suspensions pending the release of material information) for more than ten trading days, or if the Common Stock is delisted from the exchange, market or system on which it is then traded and not relisted on another exchange, market or the Over the Counter Bulletin Board within 10 trading days, HEM or Highgate may elect to require Scores to redeem all then outstanding Debentures (including the Contingent Debenture) and any shares of Common Stock held by HEM or Highgate through prior conversions at a price equal to the sum of the aggregate market value of the Common Stock then held by HEM or Highgate, less the amount of the Note if not then repaid, through prior conversions plus the value of all unconverted Debentures then held by HEM or Highgate, calculated in each case in the manner set forth in the Purchase Agreement. Scores would owe an interest penalty of 15% per year on any payments not made within 7 business days of a redemption request made pursuant to the preceding sentence.

      Pursuant to the Purchase Agreement, until the earlier of August 11, 2009 and the date all of the Debentures are paid in full, Scores is prohibited from offering or issuing any floorless convertible security or any equity line of credit, although it may enter into any other debt or equity financing during such period.

      Until such time as it no longer holds any Debentures, neither HEM or Highgate, nor their respective affiliates, may engage in any short sales of the Common Stock if there is no offsetting long position in the Common Stock then held by HEM, Highgate or their respective affiliates.

      On August 25, 2004, Scores issued a press release announcing the interim financing obtained through the Merger, a copy of that press release is filed as
Exhibit 99.2 to this Current Report on Form 8-K.

      The foregoing descriptions of Scores' acquisition of ACMI, the Debentures issued in the private placement between ACMI, HEM and Highgate, and the assumption by Scores of the rights and obligations under the Debentures, are only a summary and are qualified in their entirety by reference to the documents filed as exhibits to this Current Report on Form 8-K, which exhibits are hereby incorporated herein by reference.

Item 9.01.    Financial Statements, Pro Forma Financial Statements and Exhibits.

(c)      Exhibits.

The following exhibits are filed as a part of this report:

EXHIBIT NO.   DESCRIPTION

    2.1 Agreement and Plan of Merger, dated as of August 12, 2004, by and among Scores Holding Company Inc., a Utah corporation, SCRH Acquisition Corp., a New York corporation, and Aciem Management, Inc., a New York corporation.

    2.2 Amendment No. 1 to Acquisition Agreement, dated August 12, 2004, by and among Scores Holding Company, Inc., a Utah corporation, GoWest Entertainment, Inc., a New York corporation, Richard Goldring, Elliot Osher and William Osher.

    4.1 Convertible Debenture Purchase Agreement, dated as of August 12, 2004, by and between Aciem Management, Inc., HEM Mutual Assurance LLC and Highgate House, LLC.

    4.2 $184,000 1.5% Convertible Debenture Due August 11, 2009 originally issued by Aciem Management, Inc. to HEM Mutual Assurance LLC.

    4.3 $46,000 1.5% Convertible Debenture Due August 11, 2009 originally issued by Aciem Management, Inc. to Highgate House, LLC.

    4.4 $200,000 1.5% Convertible Debenture Due August 11, 2009 originally issued by Aciem Management, Inc. to HEM Mutual Assurance LLC.

    4.5 $50,000 1.5% Convertible Debenture Due August 11, 2009 originally issued by Aciem Management, Inc. to Highgate House, LLC.

    4.6 $16,000 1.5% Convertible Debenture Due August 11, 2009 originally issued by Aciem Management, Inc. to HEM Mutual Assurance LLC.

    4.7 $4,000 1.5% Convertible Debenture Due August 11, 2009 originally issued by Aciem Management, Inc. to Highgate House, LLC.

   99.1 Promissory Note, in the amount of $250,000, originally issued by Highgate House, LLC and HEM Mutual Assurance LLC to Aciem Management, Inc. on August 12, 2004.

   99.2       Press Release, issued by Scores Holding Company Inc. on August 25,
              2004.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Scores Holdings Company Inc.


Dated: August 25, 2004                    By:   /s/ Richard Goldring
                                                --------------------------------
                                                Richard Goldring, President and
                                                Chief Executive Officer

                                 EXHIBIT INDEX


EXHIBIT NO.   DESCRIPTION

    2.1 Agreement and Plan of Merger, dated as of August 12, 2004, by and among Scores Holding Company Inc., a Utah corporation, SCRH Acquisition Corp., a New York corporation, and Aciem Management, Inc., a New York corporation.

    2.2 Amendment No. 1 to Acquisition Agreement, dated August 12, 2004, by and among Scores Holding Company, Inc., a Utah corporation, GoWest Entertainment, Inc., a New York corporation, Richard Goldring, Elliot Osher and William Osher.

    4.1 Convertible Debenture Purchase Agreement, dated as of August 12, 2004, by and between Aciem Management, Inc., HEM Mutual Assurance LLC and Highgate House, LLC.

    4.2 $184,000 1.5% Convertible Debenture Due August 11, 2009 originally issued by Aciem Management, Inc. to HEM Mutual Assurance LLC.

    4.3 $46,000 1.5% Convertible Debenture Due August 11, 2009 originally issued by Aciem Management, Inc. to Highgate House, LLC.

    4.4 $200,000 1.5% Convertible Debenture Due August 11, 2009 originally issued by Aciem Management, Inc. to HEM Mutual Assurance LLC.

    4.5 $50,000 1.5% Convertible Debenture Due August 11, 2009 originally issued by Aciem Management, Inc. to Highgate House, LLC.

    4.6 $16,000 1.5% Convertible Debenture Due August 11, 2009 originally issued by Aciem Management, Inc. to HEM Mutual Assurance LLC.

    4.7 $4,000 1.5% Convertible Debenture Due August 11, 2009 originally issued by Aciem Management, Inc. to Highgate House, LLC.

   99.1 Promissory Note, in the amount of $250,000, originally issued by Highgate House, LLC and HEM Mutual Assurance LLC to Aciem Management, Inc. on August 12, 2004.

   99.2       Press Release, issued by Scores Holding Company Inc. on August 25,
              2004.